EXHIBIT 2.2

REGISTRATION AND LOCK-UP AGREEMENT

This REGISTRATION AND LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of January 30, 2004, by and among Verticalnet, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania (“Verticalnet”), and Brent Habig (the “Shareholder”).

Background

Verticalnet, River Acquisition Co., Inc., a corporation organized under the laws of the State of Delaware (“River”), Tigris Corp., a New York subchapter S corporation (“Tigris”), and the Shareholder are parties to the Agreement of Merger of even date herewith (the “Merger Agreement”), pursuant to which, among other things, Tigris is merging with and into River (the “Merger”) and Verticalnet is issuing to the Shareholder shares of Verticalnet Common Stock, $.01 par value per share (“Common Stock”). Pursuant to the Merger Agreement, the Shareholder shall have certain rights with respect to the registration of shares of Common Stock received as consideration in the Merger for sale under the Securities Act, and there shall be certain restrictions on the transfer by the Shareholder of such shares of Common Stock.

Terms and Conditions

In consideration of the mutual covenants and promises contained in the Merger Agreement and in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Verticalnet and the Shareholder agree as follows:

1. Certain Definitions. As used in this Section 1 and elsewhere in this Agreement, the following terms shall have the following respective meanings:

“Effective Period” has the meaning set forth in Section 3(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Lock-up Shares” means that portion of the Merger Shares equal to the quotient of $2,000,000 divided by the Interim Period Price.

“Merger Shares” means (a) the shares of Voting Stock Consideration issuable, as adjusted, to the Shareholder pursuant to the Merger Agreement and (b) any other shares of Common Stock of Verticalnet issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Common Stock held by the Shareholder which are Merger Shares shall cease to be Merger Shares upon any sale by the Shareholder pursuant to the Resale Registration Statement or pursuant to the provisions of Rule 144.

“Registration Expenses” means the expenses described in Section 4.

“Registration Statement” means a registration statement filed by Verticalnet with the SEC under the Act for a public offering and sale of securities of Verticalnet.

“Rule 144” means Rule 144 of the SEC promulgated under the Securities Act.

“SEC” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Tranche One Shares” means one-half of the Lock-up Shares.

“Tranche Two Shares” means the Lock-up Shares other than the Tranche One Shares.

Other terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Merger Agreement.

2. Resale Registration Statement. On or prior to 45 days after the Closing, Verticalnet shall file a Registration Statement on Form S-3 (the “Resale Registration Statement”) registering the offering and sale by the Shareholder of the Merger Shares and shall use its best efforts to cause the Resale Registration Statement to become effective within 120 days after the date of Closing and to remain effective during the Effective Period. Notwithstanding the foregoing, Verticalnet shall not be required to comply with the requirements of this Section 2 in the event that Verticalnet is ineligible to use Form S-3 as a result of any act or omission on the part of the Shareholder; provided, however, at such time that Verticalnet is once again eligible to use Form S-3, Verticalnet shall then file a Resale Registration Statement with respect to the Merger Shares. The Resale Registration Statement shall include the “Plan of Distribution” attached hereto as Exhibit A.

3. Registration Procedures. In connection with the registration of the Merger Shares under the Securities Act, Verticalnet shall as expeditiously as possible:

(a) prepare and file with the SEC any amendments and supplements to the Resale Registration Statement and the prospectus included therein as may be necessary to keep the Resale Registration Statement effective for a period ending on the earliest of (i) the date on which all Merger Shares registered under such Resale Registration Statement have been sold and (ii) the date all Merger Shares may be sold under Rule 144 within any 90-day period (the “Effective Period”);

(b) furnish to the Shareholder such reasonable numbers of copies of the prospectus in conformity with the requirements of the Securities Act, and such other documents as such Shareholder may reasonably request in order to facilitate the public sale or other disposition of the Merger Shares owned by such Shareholder;

(c) use its best efforts to register or qualify the Merger Shares covered by the Resale Registration Statement under the securities or Blue Sky Laws of such states as the Shareholder shall reasonably request, and do any and all other acts and things that may reasonably be necessary or desirable to enable such Shareholder to consummate the public sale or other disposition in such states of the Merger Shares owned by such Shareholder; provided, however, that Verticalnet shall not be required in connection with this paragraph (c) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction; and

(d) upon the occurrence of any event of the kind described in Section 6(c)(i)-(iv) below, use its best efforts to promptly rectify, or take such reasonable action with respect to, such event so that the Shareholder is entitled to resume the disposition of the Shareholder’s Merger Shares in accordance with the terms of this Agreement.

4. Blackout Periods; Revised Prospectus.

(a) Verticalnet may by written notice to the Shareholder require that the Shareholder immediately cease sales of shares pursuant to the Resale Registration Statement (a “Black Out Requirement”) at any time that Verticalnet becomes engaged in a business activity or negotiation which is not disclosed in the prospectus included in the Resale Registration Statement and which Verticalnet reasonably believes must be disclosed therein under applicable Law and which Verticalnet desires to keep confidential for business purposes, the disclosure of which at such time Verticalnet believes could have a material adverse effect on Verticalnet or its business or prospects or on the successful completion of such business activity or negotiation or on the market price of Verticalnet’s stock. The Black Out Requirement shall not exceed 90 days in any twelve month period, and the time period of any one Black Out Requirement shall not exceed consecutive 30 business days. Verticalnet shall not be required to disclose to the Shareholder the reasons for requiring a suspension of sales under the Resale Registration Statement, and the Shareholder shall disclose to any third party (other than financial advisors or other experts consulted by such parties with respect to any such sales of shares who agree to keep the information confidential) the existence of any such suspension. Verticalnet will use commercially reasonable efforts to eliminate any Black Out Requirement as soon as reasonably practicable and will promptly notify the Shareholder as soon as Verticalnet determines that the Blackout Requirement is no longer necessary.

(b) If Verticalnet has delivered a prospectus to the Shareholder and after having done so the prospectus is amended to comply with the requirements of the Securities Act, Verticalnet shall promptly notify the Shareholder and, if requested, the Shareholder shall immediately cease making offers of Merger Shares and return all undistributed prospectuses to Verticalnet. Verticalnet shall promptly provide the Shareholder with revised prospectuses and, following receipt of the revised prospectus, the Shareholder shall be free to resume making offers of the Merger Shares held by such Shareholder.

5. Allocation of Expenses. Verticalnet will pay all Registration Expenses relating to the Resale Registration Statement. For purposes of this Section 5, the term “Registration Expenses” shall mean all reasonable expenses incurred by Verticalnet in complying with this Agreement, including all registration and filing fees, listing fees, printing expenses, fees and disbursements of counsel for Verticalnet, and any state Blue Sky fees and expenses; provided, however, that except as expressly set forth herein, in no event shall Registration Expenses include any underwriting fees, discounts, commissions or fees attributable to the sale of the Merger Shares or any counsel, accounting or other Persons retained by the Shareholder in connection with the consummation of the transactions contemplated by this Agreement.

6. Shareholder Covenants. The Shareholder hereby covenants and agrees that:

(a) it will comply with the prospectus delivery requirements of the Securities Act as applicable to the Shareholder in connection with sales of Merger Shares pursuant to the Resale Registration Statement;

(b) upon receipt of a notice from Verticalnet of the occurrence of any event of the kind described in Section 6(c)(i)–(iv) below, the Shareholder shall forthwith discontinue disposition of such Merger Shares under the Resale Registration Statement until the Shareholder receives copies of the supplemented prospectus and/or amended Resale Registration Statement or until the Shareholder is advised in writing by Verticalnet that the use of the applicable prospectus may be resumed:

(i) any request by the SEC or any other Governmental Body for amendments or supplements to the Resale Registration Statement or prospectus or for additional information;

(ii) the issuance by the SEC of any stop order suspending the effectiveness of the Resale Registration Statement or the initiation of any proceedings for that purpose;

(iii) the receipt by Verticalnet of any written notification with respect to the suspension of the qualification or exemption from qualification of the Merger Shares for sale in any jurisdiction, or the initiation or threatening in writing of any proceeding, for such purpose; or

(iv) the occurrence of any event that makes any statement made in the Resale Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Resale Registration Statement, prospectus or other documents so that, in the case of the Resale Registration Statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(c) the Shareholder shall furnish to Verticalnet information regarding the Shareholder and the distribution of the Merger Shares as is required by Law to be disclosed in the Resale Registration Statement and is different from the information concerning the Shareholder and the plan distribution contained in the Resale Registration Statement.

7. Indemnification.

(a) In connection with the Resale Registration Statement:

(i) Verticalnet will indemnify and hold harmless the Shareholder, any underwriter (as defined in the Act) for the Shareholder and each Person, if any, who controls the Shareholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state Law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following: (A) any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements contained in the Resale Registration Statement not misleading or (C) any violation or alleged violation by Verticalnet of the Securities Act, the Exchange Act or any state securities Law; and Verticalnet will pay to the Shareholder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 7(a)(i) shall not apply to: (w) amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Verticalnet (which consent shall not be unreasonably withheld), (x) any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon information contained in the Resale Registration Statement in reliance upon and in conformity with written information furnished expressly for use in connection with the Resale Registration Statement by such Shareholder, underwriter or controlling person, (y) any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon (i) such Shareholder’s or underwriter’s failure to deliver a copy of a prospectus included in the Resale Registration Statement or any amendments or supplements thereto, or (ii) an untrue statement or alleged untrue statement or omission in the Resale Registration Statement or any prospectus that is corrected in any subsequent amendment or supplement to the Resale Registration Statement or prospectus that was delivered to such Shareholder a reasonable time before the pertinent sale or sales by such Shareholder and which Verticalnet advised such Shareholder in writing must be used in lieu of any prior prospectus or amendment or supplement thereto that had previously been provided to such Shareholder or (z) any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon, in whole or part, such Shareholder’s or underwriter’s violation or alleged violation of the Securities Act, the Exchange Act or any state securities Law; and

(ii) the Shareholder will indemnify and hold harmless Verticalnet, each of its directors, each of its officers who has signed the Resale Registration Statement, each Person, if any, who controls Verticalnet within the meaning of the Securities Act, any underwriter, and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state Law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon (x) information contained in the Resale Registration Statement in conformity with written information furnished by such Shareholder expressly for use in connection with the Resale Registration Statement, (y) such Shareholder’s failure to deliver a copy of a prospectus included in the Resale Registration Statement or any amendments or supplements thereto or, (z) in whole or part, such Shareholder’s violation or alleged violation of the Securities Act, the Exchange Act or any state securities Law; such Shareholder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 7(a)(ii), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 7(a)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Shareholder, which consent shall not be unreasonably withheld, or to the extent that it arises out of or is based upon, in whole or part, Verticalnet’s independent violation of the Securities Act, the Exchange Act or any state securities law. In no event shall the liability of any individual Shareholder under this subsection 7(a) exceed the gross sales proceeds received by such Shareholder from the sale of those Merger Shares pursuant to the Resale Registration Statement giving rise to such liability.

(b) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be, in the reasonable opinion of counsel to the indemnified party, result in a conflict of interest. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.

(c) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party or ineffective to hold such indemnified party harmless with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In no event shall the aggregate contribution obligation of any individual Shareholder exceed the dollar amount of the gross proceeds received by such Shareholder from the sale of the Merger Shares giving rise to such contribution obligation, less the amount of any damages such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(d) The obligations of Verticalnet and the Shareholder under this Section 7 shall survive the completion of the offering of Merger Shares under the Resale Registration Statement.

8. Restrictions on Transfer.

(a) The Shareholder shall not directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer, assign or dispose of any of the Lock-up Shares, enter into any hedging transactions with brokers or dealers, which may in turn engage in short sales in the course of hedging the positions such brokers or dealers may assume, with respect to any of the Lock-up Shares or enter into any transaction to sell Verticalnet common stock short whereby such Shareholder could deliver any of the Lock-up Shares to close out such short positions (in each case a “Transfer”) held by such Shareholder.

(b) The provisions of this Section 8 shall terminate upon:

(i) With respect to the Tranche One Shares, one year after the Closing; and

(ii) With respect to the Tranche Two Shares, two years after the Closing.

9. Transfers Pursuant to Rule 144 or Resale Registration Statement.

(a) Upon the Shareholder’s compliance with this Agreement and the applicable provisions of Rule 144 or prospectus delivery requirements under the Securities Act, as the case may be, Verticalnet will take such action as may be required (including the delivery of an appropriate opinion from legal counsel) to cause its transfer agent to effectuate any transfer of Merger Shares properly requested by such Shareholder, in accordance with the terms and conditions of Rule 144 or any sale under the Resale Registration Statement.

(b) With a view to making available to the Shareholder the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit such Shareholder to sell the Merger Shares to the public without registration, Verticalnet shall: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Merger Shares may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Merger Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required to be filed by Verticalnet under the Exchange Act; and (iii) furnish to such Shareholder upon request, as long as such Shareholder owns any Merger Shares, (A) a written statement by Verticalnet that it has complied with the reporting requirements of the Exchange Act, (B) a copy of Verticalnet’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be required to permit such Shareholder to sell Merger Shares under Rule 144.

10. Compliance with Company Insider Trading Policies. All sales of Merger Shares held by the Shareholder while he is an employee of Verticalnet or any subsidiary shall be subject to Verticalnet’s policies against insider trading and the misuse of material non-public information, including any blackout periods set forth therein (“Trading Policies”). The Shareholder hereby acknowledges receipt of the Trading Policies and shall comply with the terms and conditions of the Trading Policies.

11. No Assignment. The rights granted pursuant to this Agreement may not be transferred or assigned by the Shareholder.

12. Amendments and Waivers. The provisions of this Agreement may be modified or amended at any time and from time to time only by an agreement or consent in writing executed by Verticalnet and the Shareholder. No provision of this Agreement may be waived except in a written instrument signed by the party against whom enforcement of such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

13. Notices. All notices, requests, consents and other communications required to be given pursuant to this Agreement shall be in writing and shall be given by personal delivery, facsimile with confirmation of receipt or by certified or registered mail, postage prepaid, return receipt requested. Notices shall be deemed effective when personally delivered or so received by facsimile or three days after being so mailed, as the case may be, to the parties at the following respective addresses or at such other address of which either party shall notify the other in accordance with this Section 13:

Verticalnet:	Verticalnet, Inc. 400 Chester Field Parkway Malvern, PA 19355 Attention: Christopher G. Kuhn Vice President and General Counsel (facsimile: 610-240-9470)

With a required copy to:	Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103-2921 Attn: James W. McKenzie, Jr., Esq.

The Shareholder:	To the address set forth on the records of Verticalnet or such other address as may be forwarded by the Shareholder in writing.

14. Entire Agreement; Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York, without giving effect to any of the conflicts of laws provisions thereof that would require the application of the substantive laws of any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. This Agreement, together with the Transaction Documents, embodies the entire agreement and understanding between the parties, and supersedes all prior agreements and understandings relating to the subject matter hereof.

15. Remedies. In the event of a breach by Verticalnet or by the Shareholder, of any of their respective obligations under this Agreement, such Shareholder or Verticalnet, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Verticalnet and the Shareholder each hereby acknowledge that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further acknowledge that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate. Each of the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit, if in such action or suit the principal claim or defense of the non-prevailing party is held to be without merit because it was not reasonably supported by Laws or material and relevant facts.

16. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the portion of such provision that is found to be unenforceable shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

17. Counterparts. This Agreement may be executed in any number of counterparts and any party may execute any such counterpart, each of which when executed and delivered (which deliveries may be made by facsimile) shall be deemed to be an original, and all of which counterparts taken together shall constitute but one and the same instrument. It shall not be necessary when making proof of this Agreement to produce or account for more than one such counterpart.

18. Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section references are to this Agreement unless otherwise specified.

{Signature Page to Follow}

IN WITNESS WHEREOF, this Registration and Lock-up Agreement has been executed as of the date first above written.

VERTICALNET, INC.

By:	/s/ Gene S. Godick

Name:	Gene S. Godick
Title:	Executive Vice President and Chief Financial Officer

SHAREHOLDER:

/s/ Brent Habig

Brent Habig

EXHIBIT A

Plan of Distribution

The Selling Stockholders (the “Selling Stockholders”) of the common stock (“Common Stock”) of Verticalnet, Inc. (the “Company”) and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.